UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2007

Infinity Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 9, 2007, we entered into a series of arrangements with MedImmune, Inc. (“MedImmune”) and AstraZeneca UK Limited (“AZ”) under which we have regained from MedImmune, on a royalty-free basis, all development and worldwide commercialization rights for product candidates under our Hedgehog cell-signaling pathway inhibitor program, including our lead candidate IPI-926. Additionally, we obtained an option to participate on a 50/50 basis in certain Hedgehog pathway programs being pursued by AZ in exchange for our waiver of the non-competition clause contained in our collaboration agreement with MedImmune dated October 25, 2006, to the extent applicable to AZ’s independent work in the Hedgehog pathway. Our collaboration with MedImmune to develop and commercialize inhibitors of heat shock protein 90 remains unchanged and in full force and effect.

Item 7.01	Regulation FD Disclosure

From time to time, we intend to conduct meetings with third parties in which our current corporate slide presentation is presented. A copy of this slide presentation, dated November 12, 2007, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

On November 12, 2007, we announced the entry into certain arrangements with MedImmune and AZ as described in Item 1.01 above. The full text of our press release announcing these arrangements is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibits are included in this report:

Exhibit No.	Description

99.1	Slide presentation of Infinity Pharmaceuticals, Inc. dated November 12, 2007

99.2	Press release dated November 12, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date:	November 12, 2007	By:	/s/ Steven H. Holtzman
Steven H. Holtzman
Chair, President & Chief Executive Officer